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                                                                    EXHIBIT 99.2



                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-Q of Fitzgeralds Gaming Corporation (the "Company") for the quarter ended September 29 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael E. McPherson, Vice President and Chief Financial Officer of the Company, certify, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2. The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of the dates indicated and result of operations of the Company for the periods indicated.




                                      /s/ Michael E. McPherson
                                      Michael E. McPherson
                                      Executive Vice President and Chief
                                      Financial Officer
                                      November 6, 2002